Exhibit 10.43

LIMITED WAIVER AND CONSENT

          Reference is made to (i) the Subscription Agreement, dated as of December 14, 2004 (the “Subscription Agreement”), among Diametrics Medical, Inc. (the “Company”) and the subscribers parties thereto (collectively, the “Noteholders”), (ii) those Convertible Notes due December 15, 2007 of the Company issued to the Noteholders pursuant to the Subscription Agreement (collectively, the “Notes”), (iii) those Common Stock Purchase Warrants dated December 15, 2004 of the Company issued to the Noteholders pursuant to the Subscription Agreement (collectively, the “Warrants”), (iv) the Security and Pledge Agreement, the Trademark Security Agreement, the Debenture and the Charge Over Shares, each dated December 15, 2004 and entered into by the Company for the benefit of the Noteholders in connection with the Subscription Agreement (collectively, the “Security Documents”), and (v) the Amendment of warrants, dated December 15, 2004, among the Company and certain of the Noteholders (namely, Longview Equity Fund, LP, Longview Fund, LP, Longview International Equity Fund, LP, and Camden International) (the “Amendment”). Capitalized terms used herein without definition shall be used as defined in the Subscription Agreement.

          This Limited Waiver and Consent is being signed in connection with the issuance of up to $150,000 in aggregate principal amount of additional convertible notes (the “New Notes”) and related warrants to purchase up to 3,750,000 shares of common stock (the “New Warrants”), to be issued to Mercator Momentum Fund III, L.P., Mercator Momentum Fund, L.P. and Monarch Pointe Fund, Ltd. (together, the “Mercator Funds”) pursuant to the Subscription Agreement as partial funding of the second tranche described therein. The Company and each Noteholder hereby agrees as follows:

          1. Provided the interest and principal payments due on May 1, 2005, June 1, 2005 and July 1, 2005 pursuant to Sections 1.1 and 1.2 of the Notes are paid in full on August 1, 2005, the Noteholders hereby consent to defer the Company’s obligation to make such interest and principal payments on such dates, and, in each case, the Noteholders further consent to defer any right to default interest provided under Section 1.3 of the Notes with respect to such interest and principal payments.

          2. Provided that the Registration Statement described in Section 11.1(iv) and 11.1(v) of the Subscription Agreement and the post-effective amendments described in Section 9 of the Amendment are filed with the Commission at the earlier of (i) 30 days after the filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, or (ii) May 31, 2005, the Noteholders hereby waive as Events of Default and Non-Registration Events pursuant to each of the Notes, the Subscription Agreement, the Warrants, the Security Documents and the Amendment the Company’s failure to (a) comply with its reporting requirements in Section 9.1(d) of the Subscription Agreement, and (b) comply with its registration requirements in Sections 11.1(iv), 11.1(v) and 11.2(a) of the Subscription Agreement, Section 9 of the Warrants and Section 9 of the Amendment, and further waive their right to claim a Mandatory Redemption Payment or Liquidated Damages in connection therewith. The Noteholders further consent to defer any right to default interest provided under Section 1.3 of the Notes with respect thereto.

          3. The parties acknowledge that the conditions to the Second Closing have not been met, and that there is no further obligation on the part of the Noteholders to purchase the Second Closing Notes. Notwithstanding the foregoing, concurrently herewith the Mercator Funds agree to purchase and the Company shall sell to the Mercator Funds the New Notes and New Warrants in the amounts designated on Schedule A attached hereto. The New Notes shall be identical to the Notes, except that the maturity date shall be the third anniversary of the date of issuance of the New Notes. The New Warrants shall have the terms specified in Section 3 of the Subscription Agreement. Attached hereto as Schedule B is the Use of Proceeds received by the Company from the New Notes.

          4. Except as amended hereby, all other terms and conditions of the Subscription Agreement, the Notes, the Security Documents and the Amendment remain in full force and effect.

          5. The provisions of the Subscription Agreement regarding notice, governing law, venue and consent to jurisdiction are incorporated by reference into this Limited Waiver and Consent and made a part hereof.

          6. This Limited Waiver and Consent shall be binding upon the Company, the Noteholders and their respective successors and assigns, and shall inure to the sole benefit of the Company, the Noteholders and the successors and assigns of the Company and the Noteholders.

          7. This Limited Waiver and Consent shall be limited precisely as written and shall not be deemed or otherwise construed to (i) constitute a waiver of any Event of Default or Non-Registration Event (except as may be set forth herein) or (ii) prejudice any right, power or remedy which the Noteholders may now have or may have in the future under or in connection with the Subscription Agreement, the Notes, the Security Documents and/or the Amendment (after giving effect to this Limited Waiver and Consent).

          8. This Limited Waiver and Consent may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterparty shall be deemed to be an original, but all such counterparts shall together constitute but one and the same document.

Dated: May 2, 2005.

THE COMPANY: DIAMETRICS MEDICAL, INC.
By:	/s/ David Kaysen
	Name:	David Kaysen
	Title:	Chief Executive Officer and President

THE NOTEHOLDERS: [see attached signature pages]

NOTEHOLDER: LONGVIEW EQUITY FUND, LP
By:	/s/ Wayne Coleson
Name:	Wayne Coleson
Title:	Investment Manager

LONGVIEW FUND, LP
By:	/s/ S. Michael Rudolph
Name:	S. Michael Rudolph
Title:	CFO and Managing Member

LONGVIEW INTERNATIONAL EQUITY FUND, LP
By:	/s/ Wayne Coleson
Name:	Wayne Coleson
Title:	Investment Manager

CAMDEN INTERNATIONAL
By:	/s/ Deirdre M. McCoy
Name:	Deirdre M. McCoy
Title:	Director

NOTEHOLDER:

MERCATOR MOMENTUM FUND III, L.P.

By:	/s/ David Firestone
Name:	David Firestone
Title:	Managing Partner

MERCATOR MOMENTUM FUND, L.P.

By:	/s/ David Firestone
Name:	David Firestone
Title:	Managing Partner

MONARCH POINTE FUND, LTD.

By:	/s/ David Firestone
Name:	David Firestone
Title:	Managing Partner

Schedule A

Allocation

Schedule B

Use of Proceeds

The proceeds from the New Notes will be used by the Company for general working capital purposes.

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